PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 23, 2006)

3,529,300 Shares

Annaly Capital Management, Inc.

Common Stock

____________________________

Pursuant to the ATM Equity Offeringsm Sales Agreement, dated August 3, 2006, between us and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which has been filed as an exhibit to a report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006 and is incorporated by reference herein, during the three months ended June 30, 2007, we sold 3,529,300 shares of our common stock, par value $0.01 per share, through Merrill Lynch, as our agent.  Our common stock is listed on the New York Stock Exchange under the symbol “NLY.”  The last reported sale price of our common stock on June 29, 2007 was $14.42 per share.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus, dated May 23, 2006, the prospectus supplement, dated August 3, 2006, and the prospectus supplement, dated February 28, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

_________________

Merrill Lynch & Co.

____________________________

The date of this prospectus supplement is August 9, 2007.